UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Barclays PLC

(Exact name of Registrant as Specified in Its Charter)

England	13-4942190
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Churchill Place, London, United Kingdom	E14 5HP
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: No. 333-223156

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.564% Fixed Rate Resetting Subordinated Callable Notes due 2035	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus dated April 6, 2018 (the “Prospectus”) and a prospectus supplement dated September 16, 2020 (the “Prospectus Supplement”) relating to the Securities (as defined below) registered hereunder included in the Registrant’s shelf Registration Statement on Form F-3 (File No. 333-223156), which became effective on April 6, 2018. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to $1,000,000,000 aggregate principal amount of 3.564% Fixed Rate Resetting Subordinated Callable Notes due 2035 (the “Securities”) to be issued by the Registrant. Reference is made to the information set forth (i) under the headings “Description of Debt Securities” and “Tax Considerations – U.S. Taxation of Debt Securities” in the Prospectus and (ii) under the headings “Description of Subordinated Notes” and “U.S. Federal Income Tax Considerations” in the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

4.1

Dated Subordinated Debt Securities Indenture, between the Registrant and The Bank of New York Mellon, London Branch, as Trustee, dated as of May 9, 2017 (incorporated by reference to the Current Report on Form 6-K, dated May 9, 2017 (Film No. 17826053), filed by the Registrant with the Securities and Exchange Commission on May 9, 2017).

4.2

Second Supplemental Indenture to the Dated Subordinated Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Dated Subordinated Debt Security Registrar, dated as of September 23, 2020 (incorporated by reference to the Current Report on Form 6-K, dated September 23, 2020 (Film No. 201191723), filed by the Registrant with the Securities and Exchange Commission on September 23, 2020).

4.3	Form of Global Security for the 3.564% Fixed Rate Resetting Subordinated Callable Notes due 2035 (included in Exhibit 4.2).

99.1

Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-223156) and Rule 424(b) filed with the Commission on April 6, 2018 and September 18, 2020, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BARCLAYS PLC (Registrant)

Date: September 23, 2020	By:	/s/ Karen Rowe
Name: Karen Rowe
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Dated Subordinated Debt Securities Indenture, between the Registrant and The Bank of New York Mellon, London Branch, as Trustee, dated as of May 9, 2017 (incorporated by reference to the Current Report on Form 6-K, dated May 9, 2017 (Film No. 17826053), filed by the Registrant with the Securities and Exchange Commission on May 9, 2017).

4.2	Second Supplemental Indenture to the Dated Subordinated Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Dated Subordinated Debt Security Registrar, dated as of September 23, 2020 (incorporated by reference to the Current Report on Form 6-K, dated September 23, 2020 (Film No. 201191723), filed by the Registrant with the Securities and Exchange Commission on September 23, 2020).

4.3	Form of Global Security for the 3.564% Fixed Rate Resetting Subordinated Callable Notes due 2035 (included in Exhibit 4.2).

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-223156) and Rule 424(b) filed with the Commission on April 6, 2018 and September 18, 2020, respectively).